Exhibit 1.1

EXECUTION COPY

AMENDMENT NO. 1

TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT dated as of April 5, 2016 and with an effective date of the Closing Date (the “Amendment”) among (1) JUS-COM, INC., an Indiana corporation (the “Borrower”), (2) FTE NETWORKS, INC., a Nevada corporation (“Holdings”), (3) the lenders party hereto, and (4) LATERAL JUSCOM FEEDER LLC, a Delaware limited liability company, as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.        The Borrower, Holdings, each lender from time to time party thereto (the “Lenders”), and the Administrative Agent have entered into that certain Credit Agreement dated as of October 28, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended, restated, supplemented or otherwise modified from time to time including pursuant hereto, the “Credit Agreement”).

B.        The Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to, among other matters, revise certain performance and financial covenants, and the Administrative Agent and each of the Lenders party hereto are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Existing Credit Agreement or, if not defined therein, the Credit Agreement as modified by this Amendment.

SECTION 2. Amendments to Loan Documents. (a) Subject to the terms and conditions set forth herein, on the Amendment Effective Date (as defined below), the Existing Credit Agreement shall be amended to incorporate the changes reflected in, and read in its entirety as set forth in, the form attached hereto as Annex A.

(b)        On the Amendment Effective Date, each Person executing this Amendment in its capacity as a “Lender” under the Credit Agreement hereby consents to this Amendment and the terms and provisions thereof.

SECTION 3. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date and with effect as of the Closing Date (the “Amendment Effective Date”) when the Administrative Agent shall have received:

(a)        a copy of (i) this Amendment, duly executed and delivered by the Borrower, the Administrative Agent and each of the Lenders, (ii) a Consent and Reaffirmation, in the form attached hereto as Annex B, duly executed and delivered by the Borrower, Holdings and each other Credit Party, and (iii) a fee letter, in form and substance acceptable to the Administrative Agent, duly executed and delivered by the Borrower, Holdings, each other Credit Party and the Administrative Agent (the “Amendment Fee Letter”).

(b)        all other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to the Administrative Agent.

SECTION 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)        Each Credit Party and each of their respective Subsidiary (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable; (ii) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, this Amendment (and the Credit Agreement); (iii) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and (iv) is in compliance with all Requirements of Law; except, in each case referred to in clause (iii) or clause (iv), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)        The execution, delivery and performance by each of the Credit Parties of this Amendment have been duly authorized by all necessary action, and do not and will not (i) contravene the terms of any of that Person’s Organization Documents, (ii) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject, or (iii) violate any material Requirement of Law in any material respect.

(c)        No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Amendment (or the Credit Agreement) except (a) for recordings and filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents and (b) those obtained or made on or prior to the Amendment Effective Date.

(d)        This Amendment (and the Credit Agreement) constitute the legal, valid and binding obligations of the Borrower and Holdings, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 5. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)        On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment on the Amendment Effective Date. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

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(b)        The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Loan Documents, in each case, as amended by this Amendment.

(c)        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a modification, acceptance or waiver of any other provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or .pdf shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Miscellaneous. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest). This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Sections 9.18(b), 9.18(c), 9.18(d), and 9.19 of the Credit Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and the parties hereto hereby agree that such provisions shall apply to this Amendment with the same force and effect as if set forth herein in their entirety.

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EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	JUS-COM, INC.

	By:	/s/ John Wood
	Name:	John Wood
	Title:	President

HOLDINGS:	FTE NETWORKS, Inc.

	By:	/s/ Michael Palleschi
	Name:	Michael Palleschi
	Title:	CEO

Signature Page to Amendment No. I to Credit Agreement

JUS-COM, Inc.

EXECUTION COPY

LATERAL JUSCOM FEEDER LLC,
as Administrative Agent

By: Lateral Global Investors, LLC, its Manager

By:	/s/ Richard de Silva
Richard de Silva, Manager

LATERAL JUSCOM FEEDER LLC,
as a Lender

By: Lateral Global Investors, LLC, its Manager

By:	/s/ Richard de Silva
Richard de Silva, Manager

LATERAL FTE FEEDER LLC,
as a Lender

By : Lateral Global lnvesto anager

By:	/s/ Richard de Silva
Richard de Silva, Manager

Signature Page to Amendment No. I to Credit Agreement

JUS-COM, Inc.